Exhibit 10.2

PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT (“Agreement”), dated as of September 29, 2009, is entered into by and between PFGI Capital Corporation (“PFGI”) and National City Bank (“NCB”).

WHEREAS, NCB owns the residential mortgage-backed securities issued by the Federal National Mortgage Association set forth on Exhibit A hereto (the “Agency Securities”); and

WHEREAS, NCB desires to sell to PFGI, and PFGI desires to purchase from NCB, the Agency Securities on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto do hereby acknowledge and agree as follows:

1. Transfer. Effective on the date hereof, NCB hereby sells, transfers, conveys, and delivers to PFGI all right, title and interest in and to the Agency Securities, and PFGI hereby accepts and assumes such Agency Securities.

2. Purchase Price. The parties agree that the aggregate purchase price for the Agency Securities shall be equal to the market value of the Agency Securities on the date hereof. PFGI shall deliver the full purchase price for the Agency Securities no later than September 30, 2009.

3. Representations and Warranties.

(a) NCB hereby represents and warrants that:

(i) It is the owner of the Agency Securities free and clear of all restrictions, claims, security interests and encumbrances of any kind.

(ii) It has full corporate power and authority to execute, deliver and perform its obligations under this Agreement, and such execution, delivery and performance has been properly authorized as required by the provisions of its organizational documents.

(iii) No third party consent is required for NCB to execute or deliver this Agreement or perform its obligations hereunder.

(b) PFGI hereby represents and warrants that:

(i) It has full power and authority to execute, deliver and perform its obligations under this Agreement, and such execution, delivery and performance has been properly authorized as required by the provisions of its organizational documents.

(ii) No third party consent is required for PFGI to execute or deliver this Agreement or perform its obligations hereunder.

4. Further Assurances. Each party agrees to take all actions reasonably requested by the other party to effectuate the transactions contemplated by this Agreement.

5. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Maryland, without respect to principles regarding conflicts of law, and shall benefit and be binding upon the parties hereto and their respective successors and assigns.

6. Counterparts. This Agreement may be executed simultaneously in any number of counterparts and may be executed by facsimile. Each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one Agreement.

IN WITNESS WHEREOF, on the date first above written, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers and attested by their officers thereunto duly authorized.

PFGI CAPITAL CORPORATION

By:	/s/ THOMAS RICHLOVSKY
Name: Thomas Richlovsky
Title: President

NATIONAL CITY BANK

By:	/s/ RANDALL C. KING
Name: Randall C. King
Title: Senior Vice President

EXHIBIT A

AGENCY SECURITIES